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                                                                    Exhibit 10.6
                         COST SHARING AGREEMENT


This Agreement is made by and between Memorial Service Life Insurance Company (hereinafter referred to as "MSLIC"), Lincoln Memorial Life Insurance Company (hereinafter referred to as "LMLIC") and National Prearranged Services, Inc. (hereinafter referred to as
"NPS").

WHEREAS, the administrative operations of MSLIC, LMLIC and NPS at times include the same services, and

WHEREAS, the costs of providing such operations may be reduced by combining efforts and jointly contracting for such services,

THEREFORE, in consideration of the mutual covenants and agreements, hereinafter set forth, the parties hereby agree as follows:

1. MSLIC may agree to furnish, either directly or through third-parties engaged by such party, subject to reimbursement by the other parties as provided in paragraph 2, all or such part of the following services:

(a) Actuarial, accounting, legal, underwriting, claim and policy administration services, comprehensive investment services (including mortgage loan and real estate investment services and security investment services), electronic data processing, printing and reproduction services, and such additional services as may be required in the conduct of business;

(b)   Office facilities, including related janitorial and utility services;

(c)   Furniture, furnishings, and equipment;

(d)   Telephone, telegraph and FAX facilities;

(e)   Normal mail service, including postage, and normal messenger services;

(f)   Record storage facilities; and

(g) Other services and privileges for employees, and insurance coverage such as employee group insurance, general liability and workers' compensation.

2. The parties not providing such services (the "non-contracting parties") agree to reimburse the party providing such services (the "contracting party") monthly for the cost of the services and facilities provided hereunder, the amount of such reimbursement to be determined on one or more of the following bases:

(a) the actual cost attributable to the non-contracting parties' use of the services rendered; or

(b) the proportionate percentage of the cost of services provided based upon time spent by the contracting party's personnel on the non-contracting parties' activities; or

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(c)   unit rates for specific services or functions which are developed through combinations of one or more of the cost bases described in items (a) and (b), above.

Settlement of any amounts owed by any party shall be paid within 15 days of written notification of the amount owed.

3. Annually the board of directors of each party shall agree on the bases for determining the reimbursement method and shall set such method for the following year. Should circumstances warrant, such bases may be reviewed and changed more frequently than annually if all parties so agree.

4. The basis for reimbursement for the calendar year 1997 is attached to this agreement.

5. It is understood and agreed that all charges to the non-contracting parties for services provided under this Agreement shall be based upon the contracting party's actual costs without any allowance or margin for profit to the contracting party.

6. This Agreement shall become effective as of January 1, 1997, and shall continue in effect until terminated by either party upon Fifteen (15) days prior written notice.

EXECUTED on the dates shown opposite the signatures of the duly authorized officers of the respective parties hereto.



MEMORIAL SERVICE LIFE INSURANCE COMPANY


By:   /s/ Nicholas Powling                         3/31/97
   ---------------------------------           --------------
   Nicholas Powling, President                 Date



NATIONAL PREARRANGED SERVICES, INC.


By:   /s/ Randall Sutton                           3/31/97
   ---------------------------------           ----------------
   Randall K Sutton, President                 Date


LINCOLN MEMORIAL LIFE INSURANCE COMPANY


By:   /s/ Nicholas Powling                         3/31/97
   ---------------------------------           ----------------
   Nicholas Powling, President                 Date